Exhibit 10.49
AMENDMENT NUMBER ONE
TO THE
GOODRICH CORPORATION OUTSIDE DIRECTOR PHANTOM SHARE PLAN
(Approved By The Board Of Directors On December 12, 2006)
          THIS AMENDMENT is made this 12th day of December, 2006, by Goodrich Corporation (hereinafter referred to as the “Company”);
W I T N E S S E T H
          WHEREAS, the Company maintains the Goodrich Corporation Outside Director Phantom Share Plan, as approved by the Board of Directors on December 7, 2004 (hereinafter referred to as the “Plan”); and
          WHEREAS, pursuant to Paragraph 7 of the Plan, the Board of Directors of the Company has maintained the right to amend the Plan from time to time;
          WHEREAS, the Board of Directors of the Company has taken action authorizing this Amendment to the Plan; and
          NOW, THEREFORE, the Plan is hereby amended as follows:
          Effective January 1, 2005, Paragraph 11, 409A Compliance, shall be added to the Plan after Paragraph 10 and shall read as follows:
          “11. 409A Compliance.
          Notwithstanding any other provisions of the Plan herein to the contrary and, to the extent applicable, the Plan shall be interpreted, construed and administered (including with respect to any amendment, modification or termination of the Plan) in such manner so as to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and any related Internal Revenue Service guidance promulgated thereunder.”

          IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION
By:
Title:

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